Exhibit 26(n)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Ohio National Life Assurance Corporation:

We consent to use of our reports for Ohio National Variable Account R dated April 11, 2012, and for Ohio National Life Assurance Corporation dated April 13, 2012 included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 4 to File No. 333-153020 on Form N-6.

/s/ KPMG LLP

Columbus, Ohio

April 24, 2012